UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-11593	31-1414921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (937) 644-0011

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2012, The Scotts Miracle-Gro Company (the “Company”) issued a news release reporting information regarding its results of operations for the three-month period ended December 31, 2011 and its financial condition as of December 31, 2011. The news release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The news release includes the following non-GAAP financial measures as defined in Regulation G:

Adjusted loss from continuing operations and adjusted diluted loss per common share from continuing operations — These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business. In compliance with Regulation G, the Company has provided a reconciliation of adjusted loss from continuing operations and adjusted diluted loss per common share from continuing operations to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP financial measures are provided solely for the purpose of complying with Regulation G and are not intended to replace or serve as substitutes for any of the Company’s GAAP financial measures.

Adjusted EBITDA — This measure is provided as a convenience to the Company’s lenders because adjusted EBITDA is a component of certain debt compliance covenants. This measure is calculated as net loss before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net loss. In addition, non-recurring cash items affecting net income or loss that are incurred between April 3, 2011 and June 30, 2012 in an aggregate amount not to exceed $40 million are also excluded from the determination of adjusted EBITDA. The presentation of adjusted EBITDA herein is intended to be consistent with the calculation of that measure as required by our borrowing arrangements, and used to calculate a leverage ratio (maximum of 3.50 at December 31, 2011) and an interest coverage ratio (minimum of 3.50 for the twelve moths ended December 31, 2011). The Company’s calculation of adjusted EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by GAAP. The Company makes no representation or assertion that adjusted EBITDA is indicative of its cash flows from operations or results of operations. The Company has provided a reconciliation of loss from continuing operations to adjusted EBITDA solely for the purpose of complying with Regulation G and not as an indication that adjusted EBITDA is a substitute measure for loss from continuing operations.

The Company’s management believes that these non-GAAP financial measures are the most indicative of the Company’s ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors or other users of the financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	News release issued by The Scotts Miracle-Gro Company on February 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: February 7, 2012	By:	/s/ David C. Evans
Printed Name: David C. Evans
Title: Chief Financial Officer and Executive Vice President, Strategy and Business Development

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated February 7, 2012

The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News release issued by The Scotts Miracle-Gro Company on February 7, 2012

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